Amendment to Subadvisory Agreements

AST Investment Services, Inc. and Prudential Investments LLC and Goldman Sachs Asset Management, L.P. (“Subadviser”) hereby agree to amend the subadvisory agreements (including any amendments or supplements) listed below (collectively, the “Agreement”) by amending Schedule A to such Agreement (“Schedule A”). Schedule A addresses the level of subadvisory fees paid by the Manager to Subadviser under the Agreement. Schedule A is hereby replaced in its entirety with the attached Amended Schedule A, effective as of May 1, 2014.

The Agreement affected by this Amendment consists of the following:

  Subadvisory Agreement, dated as of May 1, 2003, by and among AST Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Goldman Sachs Small Cap Value Portfolio of Advanced Series Trust.

  Subadvisory Agreement, dated as of November 11, 2002, between AST Investment Services, Inc., and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Goldman Sachs Mid-Cap Growth Portfolio of Advanced Series Trust.

  Subadvisory Agreement, dated as of April 11, 2011, by and among AST Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Goldman Sachs Large Cap Value Portfolio of Advanced Series Trust.

  Subadvisory Agreement, dated as of March 20, 2013, by and among AST Investment Services, Inc., Prudential Investments LLC, and Subadviser, pursuant to which Subadviser has been retained to provide investment advisory services to the AST Goldman Sachs Multi-Asset Portfolio of Advanced Series Trust.

AST Investment Services, Inc. and/or Prudential Investments LLC and Subadviser further agree that each Amended Schedule A supersedes any other fee arrangements, written or oral, that may be applicable to the Agreements listed above.

IN WITNESS HEREOF, AST Investment Services, Inc, Prudential Investments LLC, and Goldman Sachs Asset Management, L.P. have duly executed this Amendment as of the date and year first written above.

PRUDENTIAL INVESTMENTS LLC

By:___/s/ Bradley Tobin__________

Name:_Bradley Tobin____________

Title:__Vice President____________

AST Investment Services, Inc.

By:___/s/ Bradley Tobin__________

Name:_Bradley Tobin____________

Title:__Vice President____________

Goldman Sachs Asset Management, L.P.

By:___/s/ Marci Green___________

Name:_Marci Green_____________

Title:__Managing Director________

Effective Date: May 1, 2014

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST Goldman Sachs Small Cap Value Portfolio

As compensation for services provided by Goldman Sachs Asset Management, L.P. (Goldman Sachs), AST Investment Services, Inc. (ASTISI) and Prudential Investments LLC (PI) will pay Goldman Sachs an advisory fee on the net assets managed by Goldman Sachs that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee Rate**
AST Goldman Sachs Small Cap Value Portfolio	0.50% for first $500 million in average daily net assets* 0.45% over $500 million in average daily net assets*

* For purposes of calculating the fee payable to GSAM, the net assets managed by GSAM in the AST Small-Cap Value Portfolio will be aggregated with the net assets managed by GSAM in the PSF Small Cap Value Portfolio.

Effective Date: May 1, 2014

** Goldman Sachs has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST Goldman Sachs Small Cap Value Portfolio by the following percentages based on the combined average daily net assets of the following portfolios: the AST Goldman Sachs Large Cap Value Portfolio of Advanced Series Trust, the AST Goldman Sachs Multi-Asset Portfolio of Advanced Series Trust, the AST Goldman Sachs Mid Cap Growth Portfolio of Advanced Series Trust, the AST Goldman Sachs Small Cap Value Portfolio of Advances Series Trust, the AST Goldman Sachs Strategic Income Portfolio of Advanced Series Trust, the AST Goldman Sachs Global Growth Portfolio of Advance Series Trust, and the sleeve of PSF SP Small-Cap Value Portfolio of Prudential Series Fund for which Goldman Sachs acts as subadviser:

Combined Asset Levels Percentage Fee Waiver

Assets up to $1 billion 2.5% Fee Reduction

Assets between $1 billion and $2.5 billion 5.0% Fee Reduction

Assets between $2.5 billion and $5.0 billion 7.5% Fee Reduction

Assets above $5.0 billion 10.0% Fee Reduction

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST Goldman Sachs Mid Cap Growth Portfolio

An annual rate equal to the following percentages of the average daily net assets of the Portfolio

.28% of the portion of the average daily net assets of the Funds not in excess of $1 billion plus .25% of the portion of the net assets over $1 billion.*

Effective Date: May 1, 2014

* Goldman Sachs has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST Goldman Sachs Mid Cap Growth Portfolio by the following percentages based on the combined average daily net assets of the following portfolios: the AST Goldman Sachs Large Cap Value Portfolio of Advanced Series Trust, the AST Goldman Sachs Multi-Asset Portfolio of Advanced Series Trust, the AST Goldman Sachs Mid Cap Growth Portfolio of Advanced Series Trust, the AST Goldman Sachs Small Cap Value Portfolio of Advances Series Trust, the AST Goldman Sachs Strategic Income Portfolio of Advanced Series Trust, the AST Goldman Sachs Global Growth Portfolio of Advance Series Trust, and the sleeve of PSF SP Small-Cap Value Portfolio of Prudential Series Fund for which Goldman Sachs acts as subadviser:

Combined Asset Levels Percentage Fee Waiver

Assets up to $1 billion 2.5% Fee Reduction

Assets between $1 billion and $2.5 billion 5.0% Fee Reduction

Assets between $2.5 billion and $5.0 billion 7.5% Fee Reduction

Assets above $5.0 billion 10.0% Fee Reduction

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST Goldman Sachs Large Cap Value Portfolio

As compensation for services provided by Goldman Sachs Asset Management, L.P. (GSAM), Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay GSAM an advisory fee (the "Fixed Fee") on the net assets managed by GSAM that is equal, on an annualized basis, to the following:

1.	Fixed Fee will be calculated monthly in arrears for each calendar month by the Co-Managers and forwarded to the Subadviser.

2.	The Co-Managers generally will attempt to pay in good faith the Fixed Fee through electronic method in USD within 30 business days following the end of each month.

3.	The Sub-Adviser will not be required to send an invoice to the Co-Managers for the Fixed Fee.

4.	Annual Fixed Fee Rate will be as follows:

Portfolio Name

AST Goldman Sachs Large-Cap Value Portfolio

Advisory Fee^

Average Daily Account Valuation	Annual Fixed Fee Rate
First USD 250 million	25 bps, (0.25%)
Next USD 500 million	23 bps, (0.23%)
Balance above USD 750 million	21 bps, (0.21%)

5.	Fixed Fee will be rounded to the nearest penny.

Fixed Fee will be prorated as appropriate for the initial calendar month and upon termination.

6.	Monthly Fixed Fee = (Year to Date Average of Daily Net Assets thru Current Month End * Annual Fee Structure / Number of Days in Year * Year to Date Number of Days thru Current Month End) LESS (Year to Date Average of Daily Net Assets thru Prior Month End * Annual Fee Structure / Number of Days in Year * Year to Date Number of Days thru Prior Month End)

Effective Date: May 1, 2014

^ Goldman Sachs has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST Goldman Sachs Large Cap Value Portfolio by the following percentages based on the combined average daily net assets of the following portfolios: the AST Goldman Sachs Large Cap Value Portfolio of Advanced Series Trust, the AST Goldman Sachs Multi-Asset Portfolio of Advanced Series Trust, the AST Goldman Sachs Mid Cap Growth Portfolio of Advanced Series Trust, the AST Goldman Sachs Small Cap Value Portfolio of Advances Series Trust, the AST Goldman Sachs Strategic Income Portfolio of Advanced Series Trust, the AST Goldman Sachs Global Growth Portfolio of Advance Series Trust, and the sleeve of PSF SP Small-Cap Value Portfolio of Prudential Series Fund for which Goldman Sachs acts as subadviser:

Combined Asset Levels Percentage Fee Waiver

Assets up to $1 billion 2.5% Fee Reduction

Assets between $1 billion and $2.5 billion 5.0% Fee Reduction

Assets between $2.5 billion and $5.0 billion 7.5% Fee Reduction

Assets above $5.0 billion 10.0% Fee Reduction

AMENDED SCHEDULE A FOR Subadvisory Agreement

Advanced Series Trust

AST Goldman Sachs Multi-Asset Portfolio

As compensation for services provided by Goldman Sachs Asset Management, L.P. (GSAM), Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay GSAM an advisory fee (the “Fixed Fee”) on the net assets managed by GSAM that is equal, on an annualized basis, to the following:

1.	Fixed Fee will be calculated monthly in arrears for each calendar month by the Co-Managers and forwarded to the Subadviser.

2.	The Co-Managers generally will attempt to pay in good faith the Fixed Fee through electronic method in USD within 30 business days following the end of each month.

3.	The Sub-Adviser will not be required to send an invoice to the Co-Managers for the Fixed Fee.

4.	Annual Fixed Fee Rate will be as follows:

Portfolio Name

AST Goldman Sachs Multi-Asset Portfolio

Advisory Fee^

Average Daily Account Valuation	Annual Fixed Fee Rate
First USD 300 million	24 bps, (0.24%)
Next USD 200 million	23 bps, (0.23%)
Next USD 250 million	22 bps, (0.22%)
Next USD 2,500 million	21 bps, (0.21%)
Next USD 2,750 million	20 bps, (0.20%)
Next USD 4,000 million	17 bps, (0.17%)
Balance above USD 10,000 million	14 bps, (0.14%)

5.	Fixed Fee will be rounded to the nearest penny.

Fixed Fee will be prorated as appropriate for the initial calendar month and upon termination.

6.	Monthly Fixed Fee = (Year to Date Average of Daily Net Assets thru Current Month End * Annual Fee Structure / Number of Days in Year * Year to Date Number of Days thru Current Month End) LESS (Year to Date Average of Daily Net Assets thru Prior Month End * Annual Fee Structure / Number of Days in Year * Year to Date Number of Days thru Prior Month End)

Effective Date: May 1, 2014

^Goldman Sachs has also agreed to waive the compensation due to it under this agreement to the extent necessary to reduce its effective monthly subadvisory fees for the AST Goldman Sachs Multi Asset Portfolio by the following percentages based on the combined average daily net assets of the following portfolios: the AST Goldman Sachs Large Cap Value Portfolio of Advanced Series Trust, the AST Goldman Sachs Multi-Asset Portfolio of Advanced Series Trust, the AST Goldman Sachs Mid Cap Growth Portfolio of Advanced Series Trust, the AST Goldman Sachs Small Cap Value Portfolio of Advances Series Trust, the AST Goldman Sachs Strategic Income Portfolio of Advanced Series Trust, the AST Goldman Sachs Global Growth Portfolio of Advance Series Trust, and the sleeve of PSF SP Small-Cap Value Portfolio of Prudential Series Fund for which Goldman Sachs acts as subadviser:

Combined Asset Levels Percentage Fee Waiver

Assets up to $1 billion 2.5% Fee Reduction

Assets between $1 billion and $2.5 billion 5.0% Fee Reduction

Assets between $2.5 billion and $5.0 billion 7.5% Fee Reduction

Assets above $5.0 billion 10.0% Fee Reduction